                                                                     EXHIBIT 3.1

Industry Canada    Industrie Canada

CERTIFICATE        CERTIFICAT
OF AMALGAMATION    DE FUSION

CANADA BUSINESS    LOI CANADIENNE SUR
CORPORATIONS ACT   LES SOCIETES PAR ACTIONS

COTT CORPORATION

CORPORATION COTT                                                        440482-3

-------------------------------------   ----------------------------------------
Name of corporation-Denomination        Corporation number-Numero de la societe
de la societe

I hereby certify that the above-named   Je certifie que la societe susmentionnee
corporation resulted from an            est issue d'une fusion, en vertu de
amalgamation, under section 185 of      l'article 185 de la Loi canadienne sur
the Canada Business Corporations Act,   les societes par actions, des societes
of the corporations set out in the      dont les denominations apparaissent dans
attached articles of amalgamation.      les statuts de fusion ci-joints.

/s/ Richard G. Shaw                     December 31, 2006 / le 31 decembre 2006
-------------------------------------
Richard G. Shaw                         Date of Amalganation - Date de fusion
Director - Directeur

Canada

Industry Canada    Industrie Canada                  FORM 9                                      FORMULAIRE 9
                                            ARTICLES OF AMALGAMATION                           STATUTS DE FUSION
                                                  (SECTION 185)                                  (ARTICLE 185)

Canada Business    Lol canadienne sur les
Corporations Act   societes par actions
-------------------------------------------------------------------------------------------------------------------------
1 -- Name of the Amalgamated Corporation                 Denomination sociale de la societes issue de la fusion

     COTT CORPORATION
     CORPORATION COTT

--------------------------------------------------------------------------------------------------------------------------
2 -- The province or territory in Canada where the       La province ou le territoire au Canada ou se situera le
     registered office is to be situated                 siege social

     Province of Quebec

--------------------------------------------------------------------------------------------------------------------------
3 -- The classes and any maximum number of shares that   Categories et tout nombre maximal d'actions que la societe est
     the corporation is authorized to issue              autorisee a emettre

     The annexed Schedule A is incorporated in this form.

--------------------------------------------------------------------------------------------------------------------------
4 -- Restrictions, if any, on share transfers            Restrictions sur le tranefert des actions, s'il y a lieu

     None

--------------------------------------------------------------------------------------------------------------------------
5 -- Number (or minimum and maximum number) of           Nombre (ou nombre minimal et maximal) d'administrateurs
     directors

     Such number not greater than fifteen nor less than three as the board of directors may determine.

--------------------------------------------------------------------------------------------------------------------------
6 -- Restrictions, if any, on business the corporation   Limites imposees a l'activite commerciale de la societe,
     may carry on                                        s'il y a lieu

     None

--------------------------------------------------------------------------------------------------------------------------
7 -- Other provisions, if any                            Autres dispositions, s'il y a lieu

     The annexed Schedule "B" is incorporated In this form.

--------------------------------------------------------------------------------------------------------------------------
8 -- The amalgamation has been approved pursuant to      La fusion a ete approuvee en accord avec l'article ou la
     that section or subsection of the Act which         paragraphe de la Loi indique ci-apres
     is indicated as follows:

                                                   [ ]  183

                                                   [X]  184(1)

                                                   [ ]  184(2)

--------------------------------------------------------------------------------------------------------------------------
9 -- Name of the amalgamating
     corporations Denomination          Corporation No.
     sociale des societes               N degrees de la                              Title         Tel. No.
     fusionnantes                       societe           Signature      Date        Titre     N degrees de tel.

--------------------------------------------------------------------------------------------------------------------------
Cott Corporation                        3706800       /s/ Mark. R. Halperin        19 Dec. 06   Corporate     416.203.5604
Corporation Cott                                                                   Secretary

--------------------------------------------------------------------------------------------------------------------------
Cott Revelstoke Ltd.                    3984419       /s/ Mark. R. Halperin        19 Dec. 06   Secretary     416.203.5604
--------------------------------------------------------------------------------------------------------------------------


                                                                          Canada

                  SCHEDULE "A" TO THE ARTICLES OF AMALGAMATION
                                       OF
                                COTT CORPORATION
                                CORPORATION COTT

3. The classes and any maximum number of shares that the Corporation is authorized to issue:

The Corporation is authorized to issue an unlimited number of First Preferred Shares, issuable in series, an unlimited number of Second Preferred Shares, issuable in series and an unlimited number of common shares.

The rights, privileges, restrictions and conditions attaching to the First Preferred Shares, Second Preferred Shares and common shares are as follows:

1.   FIRST PREFERRED SHARES

     The first preferred shares shall, as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

1.1 The first preferred shares may be issued at any time and from time to time in one or more series, each series to consist of such number of first preferred shares as may, before the issue thereof, be determined by resolution passed by the Board of Directors of the Corporation. The number of shares of any series may from time to time be increased by the Board of Directors of the Corporation upon compliance with the same conditions as are applicable to the issue of shares of a new series.

1.2 The Board of Directors of the Corporation shall, subject as hereinafter provided and subject to the provisions of the Canada Business Corporations Act, fix, by resolution duly passed before the issue of the first preferred shares of each series, the designation, rights, privileges, restrictions and conditions to be attached to the first preferred shares of such series, including, but without in any way limiting or restricting the generality of the foregoing:

     (i) provisions, if any, with respect to the rights of the holders of the first preferred shares of such series to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting;

     (ii) whether any dividends shall be payable on the first preferred shares of such series and, if dividends are to be payable thereon, the rate, amount or method of calculation of preferential dividends, whether fixed or fluctuating, whether cumulative or non-cumulative, whether such dividends are payable in money or by the issue of fully paid shares of the Corporation, the currency or currencies of payment, the date or dates and places of payment of preferential dividends and the date or dates from which such preferential dividends shall accrue;

     (iii) the rights of the Corporation if any, to purchase or redeem the first preferred shares of such series, and the purchase or redemption price or the method of calculating the same, and the terms and conditions of any such purchase or redemption;

     (iv) provisions, if any, with respect to the rights of the holders of the first preferred shares of such series to tender such shares to the Corporation for purchase by the Corporation and to oblige the Corporation to make such purchase;

     (v)  the conversion rights, if any;

     (vi) the terms and conditions of any share purchase plan or sinking fund with respect to the first preferred shares of such series; and

     (vii) the restrictions, if any, respecting payment of dividends on the second preferred shares, the common shares or on any other shares of the Corporation ranking junior to the first preferred shares;

the whole subject to articles of amendment setting forth the designation, rights, privileges, restrictions and conditions to be attached to the first preferred shares of such series and the issue of a certificate of amendment in respect thereof.

1.3 The first preferred shares shall, with respect to the payment of dividends, be entitled to preference over the second preferred shares, the common shares and over any other shares of the Corporation ranking junior to the first preferred shares, and no dividends (other than stock dividends payable in shares of the Corporation ranking junior to the first preferred shares) shall at any time be declared or paid or set apart for payment on the second preferred shares, the common shares or on any other shares of the Corporation ranking junior to the first preferred shares, nor shall the Corporation call for redemption or purchase any of the first preferred shares (less than the total number of first preferred shares then outstanding) or any shares of the Corporation ranking junior to the first preferred shares unless at the date of such declaration or call for redemption or purchase, as the case may be, all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative first preferred shares then issued and outstanding and any declared and unpaid noncumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative first preferred shares then issued and outstanding.

1.4 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the first preferred shares shall be entitled to receive, before any amount shall be paid to, or any property or assets of the Corporation distributed among, the holders of the second preferred shares, the common shares or any other shares of the Corporation ranking junior to the first preferred shares, (i) the amount paid up on such first preferred shares, together with, in the case of cumulative first preferred shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative first preferred shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of said first preferred shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said first preferred shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said first preferred shares respectively. After payment to the holders of the first preferred shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

1.5 The first preferred shares of each series shall rank on a parity with the first preferred shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, provided, however, that in case such assets are insufficient to pay in full the amount due on all the first preferred shares, then such assets shall be applied firstly, to the payment equally and rateably of an amount equal to the amount paid up on the first preferred shares of each series and the premium thereon, if any, and, secondly, pro rata in the payment of accrued and unpaid cumulative dividends and declared and unpaid non-cumulative dividends.

1.6 The holders of the first preferred shares shall not, as such, be entitled as of right to subscribe for, or to purchase or receive the whole or any part of any issue of any shares, or of any bonds, debentures or other securities of the Corporation now or hereafter authorized, otherwise than in accordance with the exercise of the conversion rights, if any, which may from time to time attach to any series of first preferred shares.

1.7 The provisions contained in Section 1.1 to 1.6 inclusive, and in this
Section 1.7 may be repealed or amended in whole or in part by articles of amendment and the issue of a certificate of amendment in respect thereof, but only with the prior approval of the holders of the first preferred shares given as hereinafter specified in addition to any other approval required under the Canada Business Corporations Act.

     The approval of the holders of the first preferred shares as to any and all matters hereinbefore referred to may be given in writing by a resolution signed by all the holders of the first preferred shares or by resolution passed by not less than two-thirds (2/3) of the votes cast at a meeting of the holders of the first preferred shares duly called for the purpose at which meeting, when originally held, the holders of not less than a majority of the outstanding first preferred shares are present in person or represented by proxy in accordance with the by-laws of the Corporation. If at any such meeting, the holders of a majority of the outstanding first preferred shares are not present in person or represented by proxy within thirty (30) minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being no less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of the meeting and, at such adjourned meeting, the holders of first preferred shares present in person or represented by proxy, whether or not they hold more or less than a majority of all first preferred shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting shall constitute the approval of the holders of the first preferred shares hereinbefore mentioned. Notice of any such original meeting of the holders of the first preferred shares shall be given not less than twenty-one (21) days nor more than fifty (50) days prior to the date fixed for such meeting and shall state the nature of the business to be transacted and the text of any resolution to be submitted to the meeting. Notice of any such adjourned meeting shall be given: (i) not less than seven (7) days prior to the date fixed for such adjourned meeting, if the original meeting was adjourned by one or more adjournments for an aggregate of less than thirty (30) days, but it shall not be necessary to state in such notice the business for which the adjourned meeting is called or the text of any resolution to be submitted to the adjourned meeting, and (ii) as required by the Canada Business Corporations Act, if the original meeting was adjourned by one or more adjournments for an aggregate of thirty (30) days or more. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting or any other meeting of the holders of first preferred shares and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders or in the laws governing the Corporation.

     If the repeal or amendment of the provisions hereinbefore contained affects the rights of the holders of first preferred shares of any series in a manner different from that in which the rights of the holders of first preferred shares of any other series are affected, then such repeal or amendment shall, in addition to being approved by the holders of the first preferred shares as hereinabove set forth, be approved by the holders of the first preferred shares of such series so affected, and the provisions of this Section 1.7 shall apply, mutatis mutandis, with respect to the giving of such approval.

     Any meeting of the holders of the outstanding first preferred shares may be held at any time and for any purpose, without notice, if all holders of first preferred shares entitled to vote at the meeting waive notice of the meeting in writing. For the purpose of waiver of notice, the words "in writing" shall, without limitation, include the sending of a telegram, telex, cable or any other form of written communication by a shareholder. Any holder of first preferred shares may waive notice of any meeting either before or after the meeting is held.

     Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any holder of first preferred shares, shall not invalidate any action taken at any meeting.

     At any meeting of the holders of first preferred shares without distinction as to series, each holder of first preferred shares shall be entitled to 1/25 of a vote for each $1 (with the Canadian dollar and the United States dollar being deemed to be at par for the purposes of this Section 1.7) paid up on each first preferred share held by him. At any meeting of the holders of first preferred shares of any particular series, each holder shall be entitled to one (1) vote in respect of each first preferred share of such series held by him.

2.   SECOND PREFERRED SHARES

     The second preferred shares shall, as a class, rank as to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, after the first preferred shares and shall carry and be subject to the following rights, privileges, restrictions and conditions:

2.1 The second preferred shares may be issued at any time and from time to time in one or more series, each series to consist of such number of second preferred shares as may, before the issue thereof, be determined by resolution passed by the Board of Directors of the Corporation. The number of shares of any series may from time to time be increased by the Board of Directors of the Corporation upon compliance with the same conditions as are applicable to the issue of shares of a new series.

2.2 The Board of Directors of the Corporation shall, subject as hereinafter provided and subject to the provisions of the Canada Business Corporations Act, fix, by resolution duly passed before the issue of the second preferred shares of each series, the designation, rights, privileges, restrictions and conditions to be attached to the second preferred shares of such series, including, but without in any way limiting or restricting the generality of the foregoing:

     (i) provisions, if any, with respect to the rights of the holders of the second preferred shares of such series to receive notice of or to attend any meeting of the shareholders of the Corporation or to vote at any such meeting;

     (ii) whether any dividends shall be payable on the second preferred shares of such series and, if dividends are to be payable thereon, the rate, amount or method of calculation of preferential dividends, whether fixed or fluctuating, whether cumulative or non-cumulative, whether such dividends are payable in money or by the issue of fully paid shares of the Corporation, the currency or currencies of payment, the date or dates and places of payment of preferential dividends and the date or dates from which such preferential dividends shall accrue;

     (iii) the rights of the Corporation, if any, to purchase or redeem the second preferred shares of such series, and the purchase or redemption price or the method of calculating the same, and the terms and conditions of any such purchase or redemption;

     (iv) provisions, if any, with respect to the rights of the holders of the second preferred shares of such series to tender such shares to the Corporation for purchase by the Corporation and to oblige the Corporation to make such purchases;

     (v)  the conversion rights, if any;

     (vi) the terms and conditions of any share purchase plan or sinking fund with respect to the second preferred shares of such series; and

     (vii) the restrictions, if any, respecting payment of dividends on the common shares or on any other shares of the Corporation ranking junior to the second preferred shares;

the whole subject to articles of amendment setting forth the designation, rights, privileges, restrictions and conditions to be attached to the second preferred shares of such series and the issue of a certificate of amendment in respect thereof, and subject to the provisions now or hereafter attaching to the first preferred shares as a class or to any series thereof.

2.3 The second preferred shares shall, with respect to the payment of dividends, be entitled to preference over the common shares and over any other shares of the Corporation ranking junior to the second preferred shares, but shall be subject to the prior rights in respect of the payment of dividends attaching to the first preferred shares, and no dividends (other than stock dividends payable in shares of the Corporation ranking junior to the second preferred shares) shall at any time be declared or paid or set apart for payment on the common shares or on any other shares of the Corporation ranking junior to the second preferred shares, nor shall the Corporation call for redemption or purchase any of the second preferred shares (less than the total number of second preferred shares then outstanding) or any shares of the Corporation ranking junior to the second preferred shares unless at the date of such declaration or call for redemption or purchase as the case may be, all cumulative dividends up to and including the dividend payment for the last completed period for which such cumulative dividends shall be payable shall have been declared and paid or set apart for payment in respect of each series of cumulative second preferred shares then issued and outstanding and any declared and unpaid non-cumulative dividends shall have been paid or set apart for payment in respect of each series of non-cumulative second preferred shares then issued and outstanding.

2.4 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, the holders of the second preferred shares shall be entitled to receive, subject to prior payment in full to the holders of the first preferred shares of all amounts payable in such circumstances on the first preferred shares but before any amount shall be paid to, or any property or assets of the Corporation distributed among, the holders of the common shares or any other shares of the Corporation ranking junior to the second preferred shares, (i) the amount paid up on such second preferred shares, together with, in the case of cumulative second preferred shares, all unpaid cumulative dividends (which for such purpose shall be calculated as if such cumulative dividends were accruing from day to day for the period from the expiration of the last period for which cumulative dividends have been paid up to and including the date of distribution) and, in the case of non-cumulative second preferred shares, all declared and unpaid non-cumulative dividends, and (ii) if such liquidation, dissolution, winding up or distribution shall be voluntary, an additional amount equal to the premium, if any, which would have been payable on the redemption of said second preferred shares respectively if they had been called for redemption by the Corporation on the date of distribution and, if said second preferred shares could not be redeemed on such date, then an additional amount equal to the greatest premium, if any, which would have been payable on the redemption of said second preferred shares respectively. After payment to the holders of the second preferred shares of the amounts so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

2.5 The second preferred shares of each series shall rank on a parity with the second preferred shares of every other series with respect to the payment of dividends and the distribution of assets in the event of the liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary, or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, provided, however, that in case such assets are insufficient to pay in full the amount due on all the second preferred shares, then such assets shall be applied, firstly, to the payment equally and rateably of an amount equal to the amount paid up on the second preferred shares of each series and the premium thereon, if any, and, secondly, pro rata in the payment of accrued and unpaid cumulative dividends and declared and unpaid non-cumulative dividends.

2.6 The holders of the second preferred shares shall not, as such, be entitled as of right to subscribe for, or to purchase or receive the whole or any part of any issue of any shares, or of any bonds, debentures or other securities of the Corporation now or hereafter authorized, otherwise than in accordance with the exercise of the conversion rights, if any, which may from time to time attach to any series of second preferred shares.

2.7 The provisions contained in Sections 2.1 to 2.6 inclusive, and in this
Section 2.7 may be repealed or amended in whole or in part by articles of amendment and the issue of a certificate of amendment in respect thereof, but only with the prior approval of the holders of the second preferred shares given as hereinafter specified in addition to any other approval required under the Canada Business Corporations Act.

     The approval of the holders of the second preferred shares as to any and all matters hereinbefore referred to may be given in writing by a resolution signed by all the holders of the second preferred shares or by resolution passed by not less than two-thirds (2/3) of the votes cast at a meeting of the holders of the second preferred shares duly called for the purpose at which meeting, when originally held, the holders of not less than a majority of the outstanding second preferred shares are present in person or represented by proxy in accordance with the by-laws of the Corporation. If at any such meeting, the holders of a majority of the outstanding second preferred shares are not present in person or represented by proxy within thirty (30) minutes after the time fixed for the meeting, then the meeting shall be adjourned to such date, being no less than fifteen (15) days later, and to such time and place as may be fixed by the chairman of the meeting and, at such adjourned meeting, the holders of second preferred shares present in person or represented by proxy, whether or not they hold more or less than a majority of all second preferred shares then outstanding, may transact the business for which the meeting was originally called, and a resolution duly passed thereat by not less than two-thirds (2/3) of the votes cast at such adjourned meeting shall constitute the approval of the holders of the second preferred shares hereinbefore mentioned. Notice of any such original meeting of the holders of the second preferred shares shall be given not less than twenty-one (21) days or more than fifty (50) days prior to the date fixed for such meeting and shall state the nature of the business to be transacted and the text of any resolution to be submitted to the meeting. Notice of any such adjourned meeting shall be given: (i) not less than seven (7) days prior to the date fixed for such adjourned meeting, if the original meeting was adjourned by one or more adjournments for an aggregate of less than thirty (30) days, but it shall not be necessary to state in such notice the business for which the adjourned meeting is called or the text of any resolution to be submitted to the adjourned meeting, and (ii) as required by the Canada Business Corporations Act, if the original meeting was adjourned by one or more adjournments for an aggregate of thirty (30) days or more. The formalities to be observed with respect to the giving of notice of any such original meeting or adjourned meeting or any other meeting of the holders of second preferred shares and the conduct thereof shall be those from time to time prescribed in the by-laws of the Corporation with respect to meetings of shareholders or in the laws governing the Corporation.

     If the repeal or amendment of the provisions hereinbefore contained affects the rights of the holders of second preferred shares of any series in a manner different from that in which the rights of the holders of second preferred shares of any other series are affected, then such repeal or amendment shall, in addition to being approved by the holders of the second preferred shares as hereinabove set forth, be approved by the holders of the second preferred shares of such series so affected, and the provisions of this Section 2.7 shall apply, mutatis mutandis, with respect to the giving of such approval.

     Any meeting of the holders of the outstanding second preferred shares may be held at any time and for any purpose, without notice, if all holders of second preferred shares entitled to vote at the meeting waive notice of the meeting in writing. For the purpose of waiver of notice, the words "in writing" shall, without limitation, include the sending of a telegram, telex, cable or any other form of written communication by a shareholder. Any holder of second preferred shares may waive notice of any meeting either before or after the meeting is held.

     Irregularities in the notice or in the giving thereof as well as the accidental omission to give notice of any meeting to, or the non-receipt of any notice by, any holder of second preferred shares, shall not invalidate any action taken at any meeting.

     At any meeting of the holders of second preferred shares without distinction as to series, each holder of second preferred shares shall be entitled to 1/25 of a vote for each $1 (with the Canadian dollar and the United States dollar being deemed to be at par for the purposes of this Section 2.7) paid up on each second preferred share held by him. At any meeting of the holders of second preferred shares of any particular series, each holder shall be entitled to one (1) vote in respect of each second preferred share of such series held by him.

3.   COMMON SHARES

     The common shares shall, as a class, carry and be subject to the following rights, privileges, restrictions and conditions:

3.1 Each common share of the Corporation shall entitle the holder thereof to one
(1) vote at all meetings of shareholders of the Corporation (except meetings at which only holders of another specified class or series of shares are entitled to vote).

3.2 Subject to the prior rights with respect to the payment of dividends attaching to the first preferred shares, the second preferred shares and to any other class of shares of the Corporation which rank prior to the common shares, the holders of the common shares shall be entitled to receive, as and when declared by the Board of Directors of the Corporation, dividends which may be paid in money, property or by the issue of fully paid shares of the Corporation.

3.3 In the event of the liquidation, dissolution or winding up of the Corporation or other distribution of assets of the Corporation among shareholders for the purpose of winding up its affairs, subject to the rights, privileges, restrictions and conditions attached to the first preferred shares and the second preferred shares, either as a class or series, and to any other class or series of shares of the Corporation which rank prior to the common shares, the common shares shall entitle the holders thereof to receive the remaining property of the Corporation.

3.4 Notwithstanding the provisions attaching to the common shares, the Corporation may at any time and from time to time amend the Articles of the Corporation to

     (i) effect an exchange, reclassification or cancellation of all or part of the common shares;

     (ii) create a new class of shares equal or superior to the common shares;
          or

     (iii) increase any maximum number of authorized shares of any class of shares having rights or privileges equal or superior to the common shares,

without in any of such cases the holders of the common shares being entitled to vote separately thereon as a class; provided, however, that the holders of common shares shall always be entitled to vote in any of such cases in accordance with Section 3.1 hereof.

SECOND PREFERRED SHARES, SERIES 1

     The first series of Second Preferred Shares, designated as Convertible Participating Voting Second Preferred Shares Series 1 (the "Second Preferred Shares Series 1"), shall consist of an unlimited number of shares. The Second Preferred Shares Series 1 shall, in addition to the rights, privileges, restrictions and conditions attaching to the Second Preferred Shares as a class (collectively, the "Second Preferred Shares Class Provisions") carry and be subject to the following rights, privileges, restrictions and conditions (collectively, the "Second Preferred Shares Series 1 Provisions"):

1.   INTERPRETATION

1.1  DEFINED TERMS

     The following words and phrases whenever used in the Second Preferred Shares Series 1 Provisions shall have the following meanings, unless there be something in the context otherwise inconsistent therewith:

     (a)  "ADJUSTED CONVERSION VALUE" means $7.75 less:

          (i)  upon conversion occurring at the option of the Corporation;

          (ii) after a Change-in-Control Transaction; or

          (iii) after the exercise by the holders of their conversion privilege provided herein following delivery by the Corporation of the notice of redemption contemplated by section 5.1,

          in each case, prior to the Fourth Anniversary Date, the Adjustment Amount;

     (b)  "ADJUSTED REDEMPTION PRICE" means:

          (i)  until the Fourth Anniversary Date, an amount equal to the sum of
               (A) $10.00 per Second Preferred Share Series 1, plus (B) the Redemption Premium per Second Preferred Share Series 1, plus (C) an amount equal to the Adjustment Amount multiplied by the number of common shares into which such Second Preferred Share Series 1 would be convertible (assuming conversion at the option of the holders); and

          (ii) from and after the Fourth Anniversary Date, an amount equal to the sum of (A) $10.00 per Second Preferred Share Series 1, plus
               (B) the Redemption Premium per Second Preferred Share Series 1, plus (C) any accrued but unpaid dividends thereon;

     (c) "ADJUSTMENT AMOUNT" in respect of each Second Preferred Share Series 1 means, at the time of the applicable event giving rise to the calculation of the Adjustment Amount (the "Applicable Time"), an amount equal to (A) the U.S. Dollar Equivalent of the dividend paid per common share in the most recently completed fiscal quarter of the Corporation (calculated on the date of payment of the dividend) multiplied by (B) a number which is the sum of the number of common shares into which 4,000,000 Second Preferred Shares Series 1 would be convertible (assuming conversion prior to the Fourth Anniversary Date at the option of the Corporation) on each successive Adjustment Date set forth in the table contained in section 6.4(b)(i) following the Applicable Time until the Fourth Anniversary Date, divided by 5,161,290.3;

     (d) "BUSINESS DAY" means a day other than a Saturday, a Sunday or any other day on which principal commercial banks are not permitted to be open in Toronto, Ontario;

     (e) "CANADIAN DOLLAR EQUIVALENT" means, on any day, with respect to any amount in United States dollars, the equivalent amount in Canadian dollars, converted at the Bank of Canada's noon rate of exchange for that day;

     (f) "CHANGE-IN-CONTROL TRANSACTION" means a transaction or series of related transactions as a result of which any person other than Thomas
          H. Lee Company, and its shareholders, officers, directors, affiliates, and entities controlled or administered by any of the foregoing acquire shares carrying, in the aggregate, more than 50% of the votes attaching to all voting shares in the capital of the Corporation;

     (g) "CLOSING PRICE" with respect to any securities on any Trading Day shall mean the closing sale price on such day or, in case no such sale takes place on such Trading Day, the average of the reported closing bid and asked prices, in each case on the Recognized Exchange on which the highest volume of trading in such securities took place on that day or, if no trading in such securities took place on that day, on the prior Trading Day on which trading took place;

     (h) "COMMON SHARES" shall mean common shares of the Corporation as such shares were constituted on the date of issuance of the Second Preferred Shares Series 1 and shares of any other class resulting from any reclassification or change of such shares;

     (i) "COMMON EQUIVALENT REDEMPTION PRICE" means, as of any date, an amount per Second Preferred Share Series 1 equal to the amount which would have been distributable with respect to the number of common shares into which such Second Preferred Share Series 1 would be convertible as of such date had the Corporation been liquidated as of such date. Such Common Equivalent Redemption Price shall be based on the value of the Corporation on a liquidated basis and shall be as agreed upon by the Corporation and holders of the Second Preferred Shares Series 1 or, absent such agreement, within 15 days following the date on which the applicable event which gives rise to the valuation occurs, as determined by an independent appraiser selected by the Corporation, the fees and expenses of which appraiser shall be borne by the Corporation;

     (j)  "CONVERSION BASIS" has the meaning ascribed to it in section 6.1(a);

     (k)  "CONVERSION FACTOR" has the meaning ascribed to it in section 6.4(a);

     (l) "CURRENT MARKET VALUE" means the U.S. Dollar Equivalent of the Closing Price of the common shares on the Recognized Exchange determined on the last Trading Day prior to the issuance of common shares (or other event in connection with which Current Market Value is to be determined) or, if no trading in the common shares took place on that day, on the prior Trading Day on which trading took place;

     (m) "DIVIDEND PAYMENT DATE" means the first business day following the first day of each of the first and third fiscal quarters in each fiscal year of the Corporation commencing on or about six months following the Fourth Anniversary Date;

     (n)  "FOURTH ANNIVERSARY DATE" means July 7, 2002;

     (o) "LIQUIDATION PREMIUM" means, at any time, an amount per Second Preferred Share Series 1 equal to the Conversion Factor less $10.00;

     (p) "MAXIMUM COMMON SHARE NUMBER" means 7,688,508 common shares, or such greater number of common shares as may be permitted to be issued by all applicable regulatory authorities;

     (q) "PUBLIC OFFERING" means a sale of common shares in the capital of the Corporation (or securities exchangeable for or convertible into such common shares) pursuant to a prospectus filed under applicable securities laws and underwritten by one or more independent underwriters, where the aggregate proceeds to the Corporation are at least U.S. $25,000,000, and not more than 25% of the shares are sold to any one purchaser or affiliated group of purchasers, other than underwriters;

     (r) "RECOGNIZED EXCHANGE" means any recognized stock exchange on which the common shares are listed from time to time, and on which the highest aggregate volume of trading in the common shares has taken place over the applicable period or on the applicable day, including, without limitation, the NASDAQ National Market, The Toronto Stock Exchange and The Montreal Exchange;

     (s) "REDEMPTION PREMIUM" means, on any date, an amount per Second Preferred Share Series 1 equal to the Conversion Factor less $10.00;

     (t) "SURVIVING PERSON" means the continuing or surviving person of a merger, consolidation or other continuation with the Corporation;

     (u) "TRADING DAY" means, if the applicable security is listed or admitted for trading on a recognized stock exchange on which the common shares are listed from time to time, a day on which trades may be made thereon; and

     (v) "U.S. DOLLAR EQUIVALENT" means, on any day, with respect to any amount in Canadian dollars, the equivalent amount in United States dollars, converted at the Bank of Canada's noon rate of exchange for that day.

1.2  CURRENCY

     All amounts payable pursuant hereto shall be payable in lawful money of the United States of America.

1.3  NON-BUSINESS DAY

     If any day on which any payment is to be made or action taken hereunder in connection with the Second Preferred Shares Series 1 is not a business day, then such payment shall be made or action taken on the next succeeding day that is a business day.

1.4  HEREIN, HERETO, ETC.

     The words "herein", "hereto", "hereof' and similar words refer, unless the context clearly indicates the contrary, to the whole of the Second Preferred Shares Class Provisions and not to any particular section, clause or paragraph thereof.

1.5  NUMBER AND GENDER

     Words importing the singular number only shall include the plural and vice versa, words importing the use of any gender shall include all genders, and words importing persons shall include firms and corporations and vice versa.

1.6  ADJUSTMENTS

     Without limiting or duplicating the effect of section 6.4(b)(iii), all numbers of shares and dollar amounts used herein shall be adjusted appropriately to reflect any stock split, consolidation, combination, stock dividend or other form of recapitalization or restructuring occurring after the date hereof.

1.7  ACTIONS BY HOLDERS

     Any action required or permitted to be taken hereunder by holders of Second Preferred Shares Series 1, including, without limitation, election to choose between or among alternative forms of payment, shall be deemed to be valid if approved or taken by holders of in excess of 50% in number of such shares then outstanding, and shall be binding upon all holders of Second Preferred Shares Series 1. In connection with the exercise by the holders of the option contemplated by section 5.1, if no approval is obtained in the manner contemplated by this section 1.7 within the thirty day period provided for in section 5.1, the holders shall be deemed to have elected to receive the Adjusted Redemption Price.

2.   DIVIDENDS

2.1  CASH AND OTHER DIVIDENDS

     (a) If and whenever the Corporation shall at any time or from time to time declare and pay a cash dividend on its outstanding common shares, then the holders of Second Preferred Shares Series 1 shall be entitled to receive from the Corporation, with respect to each Second Preferred Share Series 1 held, a preferential dividend equal in amount to one-half of the same dividend to be received by a holder of the number of common shares into which such Second Preferred Share Series 1 is convertible on the record date for such dividend (assuming conversion at the option of the holder), out of which any applicable withholding taxes will be withheld. Any such dividend shall be paid on the Second Preferred Shares Series 1 at the same time such dividend shall be paid on the common shares.

     (b) The Corporation shall declare and pay any dividend to the holders of the Second Preferred Shares Series 1 contemplated by sections 6.5 and 7.2(c), out of which dividend amount applicable withholding taxes will be withheld.

2.2  PAID-IN-KIND DIVIDENDS

     In addition to the dividends provided for in section 2.1, the holders of Second Preferred Shares Series 1 shall, from and after the Fourth Anniversary Date, be entitled to receive a cumulative preferential non-cash paid-in-kind dividend payable in additional Second Preferred Shares Series 1. Such dividend shall be payable on each Dividend Payment Date to the holders of record at the close of business on the third business day immediately preceding such Dividend Payment Date, and shall be at the rate of two and one-half percent (2 1/2 %) for each six months, compounded semi-annually, with daily accrual. With respect to the first dividend payable after the Fourth Anniversary Date, such dividend shall be paid on the number of Second Preferred Shares Series 1 outstanding on such Fourth Anniversary Date, and such dividends payable thereafter shall be paid on the number of such Second Preferred Shares Series 1 outstanding on the immediately-preceding Dividend Payment Date. Notwithstanding the foregoing:

     (a) none of the dividends contemplated by this section 2.2 shall be payable until the holders of Second Preferred Shares Series 1 provide reasonably satisfactory evidence to the Corporation that the holders have paid or made provision for the payment, within the applicable statutory time periods, of any applicable withholding taxes exigible in connection therewith; and

     (b) any dividends contemplated by this section 2.2 which are not permitted to be paid by virtue of the maximum number of common shares into which the Second Preferred Shares Series 1 may be converted exceeding the Maximum Common Share Number shall be paid in cash at the rate of two and one-half (2 1/2 %) for each six months, compounded semi-annually, with daily accrual, based on the Adjusted Redemption Price, out of which any applicable withholding taxes will be withheld.

2.3  NO ADDITIONAL DIVIDENDS

     The holders of the Second Preferred Shares Series 1 shall not be entitled to any dividends other than or in excess of the dividends provided for in this section 2.

3.   LIQUIDATION, DISSOLUTION OR WINDING-UP

3.1  LIQUIDATION, DISSOLUTION OR WINDING-UP

     In the event of the liquidation, dissolution or winding-up of the Corporation, whether voluntary or involuntary, or any other distribution of assets of the Corporation among its shareholders for the purpose of winding up its affairs (in any case, a "Liquidation Event"), each holder of the Second Preferred Shares Series 1 in accordance with the Second Preferred Shares Class Provisions shall be entitled to receive the greater of:

     (a) an amount equal to the sum of: (i) $10.00 per share, plus (ii) the Liquidation Premium per share, plus (iii) if the Liquidation Event occurs after the Fourth Anniversary Date, any accrued but unpaid dividend, before any amount shall be paid or any property or assets of the Corporation shall be distributed to the holders of the common shares or to the holders of any other shares ranking junior to the Second Preferred Shares Series 1 in any respect, out of which aggregate amount any applicable withholding taxes will be withheld; or

     (b) pari passu and rateably with the holders of the common shares, the Common Equivalent Redemption Price per share, out of which any applicable withholding taxes will be withheld, and less the amount of any taxes required to be paid by the Corporation pursuant to Part VI.1 of the Income Tax Act (Canada) as a result of such payment to such holder.

     After payment to the holders of the Second Preferred Shares Series 1 of the amount so payable to them, they shall not be entitled to share in any further distribution of the property or assets of the Corporation.

4.   VOTING

4.1  WITH COMMON SHARES

     So long as any Second Preferred Share Series 1 is outstanding, each holder thereof shall be entitled to vote at all meetings of the shareholders of the Corporation. With respect to any such vote, each holder of Second Preferred Shares Series 1 shall be entitled to the number of votes equal to the number of votes to which a holder of the number of common shares into which such Second Preferred Shares Series 1 are convertible on the record date for such vote is entitled (assuming conversion at the option of the holder).

5.   REDEMPTION

5.1  REDEMPTION

     Subject to section 5.2 and the provisions of the Canada Business Corporations Act, the Corporation, in the manner provided in the provisions attaching to the Second Preferred Shares as a class may, upon not less than 60 days' prior written notice, redeem all, but not less than all, of the then outstanding Second Preferred Shares Series 1 on payment for each share to be redeemed of an amount per share equal to, at the option of holders of the Second Preferred Shares Series 1 given within thirty days after receipt from the Corporation of its notice of proposed redemption, either:

     (a)  the Adjusted Redemption Price; or

     (b)  the Common Equivalent Redemption Price;

in either case out of which such payment any applicable withholding tax shall be withheld. If the holders elect to receive the Common Equivalent Redemption Price, the Corporation may, at its election, pay such amount either in cash or by issuing to such holders a number of common shares having a value, based on the average Closing Price over the fifteen consecutive Trading Days immediately preceding the date of redemption, equal to the Common Equivalent Redemption Price.

5.2  RESTRICTION ON REDEMPTION

     The Corporation shall not be entitled to redeem any of the Second Preferred Shares Series 1 at any time prior to the Fourth Anniversary Date unless the common shares shall have traded, at any time since July 7, 1998, on a Recognized Exchange at a simple average Closing Price per share of not less than $13.00 (or, if applicable, the Canadian Dollar Equivalent thereof) during any 120 consecutive Trading Days prior to the date of the notice of redemption.

6.   CONVERSION PRIVILEGE

6.1  RIGHT OF CONVERSION

     (a) The Second Preferred Shares Series 1 shall, subject as hereinafter provided, be convertible into common shares on the following conversion basis (the

          "Conversion Basis"), namely the number of common shares for each Second Preferred Share Series 1 converted shall be determined by dividing the Conversion Factor (as defined in section 6.4) in effect at the time of conversion by the Adjusted Conversion Value.

     (b)  The conversion provided for in section 6.1(a) may be effected by:

          (i) any of the holders of Second Preferred Shares Series 1 at any time, and

          (ii) the Corporation

               (A) at any time prior to the Fourth Anniversary Date if the common shares shall have traded at any time, since July 7, 1998, on a Recognized Exchange at a simple average Closing Price per share of not less than $13.00 (or, if applicable, the Canadian Dollar Equivalent thereof) during any 120 consecutive Trading Days, and

               (B) at any time or from time to time on or after the Fourth Anniversary Date.

6.2  CONVERSION BY HOLDER

     (a) The conversion privilege herein provided for may be exercised by a holder of Second Preferred Shares Series 1 by notice in writing given to the transfer agent for the Second Preferred Shares Series 1 at any office for the transfer of the Second Preferred Shares Series 1 or to the Corporation at its registered office accompanied by the certificate or certificates representing Second Preferred Shares Series 1 in respect of which the holder thereof desires to exercise such right of conversion. Such notice shall be signed by such holder or his duly authorized attorney or agent and shall specify the number of Second Preferred Shares Series 1 which the holder desires to have converted. The transfer form on the certificate or certificates in question need not be endorsed, except in the circumstances hereinafter contemplated. If less than all the Second Preferred Shares Series 1 represented by a certificate or certificates accompanying any such notice are to be converted, the holder shall be entitled to receive, at the expense of the Corporation, a new certificate representing the Second Preferred Shares Series 1 comprised in the certificate or certificates surrendered as aforesaid which are not to be converted.

               On any conversion of Second Preferred Shares Series 1, the share certificates for common shares of the Corporation resulting therefrom shall be issued in the name of the registered holder of the Second Preferred Shares Series 1 converted or in such name or names as such registered holder may direct in writing (either in the notice referred to above or otherwise); in any such case the transfer form on the back of the certificate in question shall be endorsed by the registered holder of the Second Preferred Shares Series 1 or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation.

     (b) In the case of any Second Preferred Shares Series 1 which may be called for redemption, the right of conversion thereof shall, notwithstanding anything herein contained, cease and terminate at the close of business on the business day immediately preceding the date fixed for redemption, provided, however, that if the Corporation shall fail to redeem such Second Preferred Shares Series 1 in accordance with the notice of redemption, the right of conversion shall thereupon be restored.

     (c) Subject as hereinafter provided in this section 6.2(c), the right of a holder of Second Preferred Shares Series 1 to convert the same into common shares shall be deemed to have been exercised, and the registered holder of such Second Preferred Shares Series 1 (or any person or persons in whose name or names any such registered holder of Second Preferred Shares Series 1 shall have directed certificates representing common shares to be issued as provided in section 6.2(a)) shall be deemed to have become a holder of common shares of record of the Corporation for all purposes on the date of surrender of certificates representing the Second Preferred Shares Series 1 to be converted accompanied by notice in writing as provided in section 6.2(a), notwithstanding any delay in the delivery of certificates representing the common shares into which such Second Preferred Shares Series 1 have been converted.

6.3  CONVERSION BY CORPORATION

     (a) In case the Corporation shall desire to exercise the right to cause conversion of the Second Preferred Shares Series 1 pursuant to section 6.1(a), it shall fix a date for conversion and it shall deliver by hand or mail or cause to be mailed a notice of such conversion at least 20 days prior to the date fixed for conversion to the holders of Second Preferred Shares Series 1 so to be converted at their last addresses as the same appear on the books of the Corporation. Such mailing shall be by ordinary mail. The notice, if delivered or mailed in the manner herein provided, shall be conclusively presumed to have been duly given, whether or not the holder receives such notice. In any case, failure to deliver or mail such notice by mail or any defect in the notice to the holder of the Second Preferred Shares Series 1 designated for conversion shall not affect the validity of the proceedings for the conversion of any other shares of Second Preferred Shares Series 1.

               Each such notice shall specify the date fixed for conversion, the number of common shares into which each Second Preferred Share Series 1 is to be converted, the place or places for surrender of certificates representing such Second Preferred Shares Series 1 and that such common shares will be delivered upon presentation and surrender of certificates representing such Second Preferred Shares Series 1. If the notice of conversion is delivered prior to the Fourth Anniversary Date, such notice shall be accompanied by a certificate of an officer of the Corporation certifying that the common shares have traded at any time since July 7, 1998, on a Recognized Exchange at a simple average Closing Price per share of not less than $13.00 (or, if applicable, the Canadian Dollar Equivalent thereof) during any consecutive 120 Trading Days.

     (b) As promptly as practicable upon receipt of such notice of conversion, each holder of any shares of Second Preferred Shares Series 1 shall surrender the certificate or certificates for such shares of Second Preferred Shares Series 1, duly endorsed, at a place designated for such surrender along with instructions regarding the name or names (with address) in which the certificate or certificates for common shares which shall be issuable on such conversion. Each such share surrendered for conversion shall, unless the shares issuable on conversion are to be issued in the same name as the registration of such share of Second Preferred Shares Series 1, be duly endorsed by, or be accompanied by instruments of transfer in form satisfactory to the Corporation duly executed by, the holder or his duly authorized attorney, with signature guaranteed in a manner satisfactory to the Corporation.

               As promptly as practicable after satisfaction of the requirements for surrender set forth above, the Corporation shall issue and shall deliver to such holder at the address designated in such instructions a certificate or certificates for the number of full shares issuable upon the conversion of such shares in accordance with the provisions of this section 6 and a cheque or cash in respect of any fractional interest in respect of a common share arising upon such conversion, as provided in this section 6.

               Each conversion shall be deemed to have been effected as to any such certificate on the date on which the requirements set forth above in this section 6.3(b) have been satisfied as to such certificate, and the person in whose name any certificate or certificates for common shares shall be issuable upon such conversion shall be deemed to have become on said date the holder of record of the shares represented thereby; provided however, that any such surrender on any date when the share transfer books of the Corporation shall be closed shall constitute the person in whose name the certificates are to be issued as the record holder thereof for all purposes on the next succeeding day on which such share transfer books are open, but such conversion shall be at the Conversion Factor in effect on the date upon which such Second Preferred Shares Series 1 shall have been surrendered.

6.4  CONVERSION FACTOR

     (a) The initial conversion factor shall be $10.00 (herein called the "Conversion Factor") subject to adjustment as provided in this section 6.4.

     (b) The Conversion Factor shall be adjusted from time to time by the Corporation as follows:

          (i) Subject to sections 6.4(b)(ii), (iii) and (iv), the Conversion Factor shall be adjusted semi-annually at the rate of 2.5% for each six-month period, compounded semi-annually with daily accrual, until the Fourth Anniversary Date, as follows:

    Adjustment Date       Conversion Factor
    ---------------       -----------------
January 7, 1999                 $10.25
July 7, 1999                    $10.51
January 7, 2000                 $10.77
July 7, 2000                    $11.04
January 7, 2001                 $11.31
July 7, 2001                    $11.60
January 7, 2002                 $11.89
Fourth Anniversary Date         $12.18

               For greater certainty, from and after the Fourth Anniversary Date, the Conversion Factor shall be $12.18.

          (ii) If conversion occurs prior to the Fourth Anniversary Date, either, (A) at the option of the Corporation pursuant to section 6.1(b)(ii), (B) within 90 days following a Change-in-Control Transaction, or (C) following receipt from the Corporation of a notice of redemption pursuant to section 5.1, the Conversion Factor shall be $12.18, as adjusted by sections 6.4(b)(iii) and
               (iv);

          (iii) If and whenever the outstanding common shares shall be subdivided into a greater number of common shares or a stock dividend is declared in respect of common shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such subdivision or stock dividend becomes effective shall be proportionately increased, and conversely, in case the outstanding common shares shall be combined into a smaller number of common shares, the Conversion Factor in effect at the opening of business on the day following the day upon which such combination becomes effective shall be proportionately reduced, such increase or reduction, as the case may be, to become effective immediately after the opening of business on the day following the day upon which such subdivision, stock dividend or combination becomes effective;

          (iv) If and whenever the Corporation issues common shares (other than (A) pursuant to the exercise of employee stock options, (B) as consideration in connection with acquisitions approved by the Corporation's board of directors, or (C) in a Public Offering) at a gross sale or offering price which is less than 100% of the Current Market Value thereof, the Conversion Factor shall be adjusted to the result obtained by multiplying the Conversion Basis in effect immediately prior to the date of such issuance by a fraction:

               (1) the numerator of which shall be the number of common shares outstanding immediately after such issuance; and

               (2)  the denominator of which shall be the sum of:

                    (A) the number of common shares outstanding immediately prior to such issuance; and

                    (B) the number of shares equal to the quotient obtained by dividing

                         (x) the aggregate consideration received pursuant to such issuance by

                         (y)  the Current Market Value per common share

               and by multiplying the number thereby determined by $7.75.

     (c) Notwithstanding section 6.4(b), no adjustment in the Conversion Factor shall be required unless such adjustment would require an increase or decrease of at least 1% in such price; provided, however, that any adjustments which by reason of this section 6.4(c) are not required to be made shall be carried forward and taken into account in any subsequent adjustment. All calculations under this section 6.4 shall be made by the Corporation and shall be made to the nearest cent or to the nearest one one-hundredth of a share, as the case may be.

               No adjustment need be made for rights to purchase common shares pursuant to a Corporation plan for reinvestment of dividends or interest.

     (d) In any case in which this section 6.4 provides that an adjustment shall become effective immediately after a record date for an event, the Corporation may defer until the occurrence of such event (i) issuing to the holder of any Second Preferred Share Series 1 converted after such record date and before the occurrence of such event the additional common shares issuable upon such conversion by reason of the adjustment required by such event over and above the common shares issuable upon such conversion before giving effect to such adjustment and (ii) paying to such holder any amount in cash in lieu of any fraction pursuant to section 6.10.

6.5  EFFECT OF RECLASSIFICATION

     (a) In the event of any reclassification or change of outstanding common shares (other than a change as a result of a subdivision or combination) (a "Reclassification"), each Second Preferred Share Series 1 then outstanding shall thereafter be convertible into the kind and amount of shares and other securities or properties receivable upon such reclassification or change by a holder of a number of common shares issuable upon conversion of such Second Preferred Share Series 1, provided that such Second Preferred Shares Series 1 shall not be convertible into any property that would cause such Second Preferred Share Series 1 to be a "short term preferred share" (as defined by the Income Tax Act (Canada)). If, pursuant hereto, any property would otherwise be distributable which would cause such Second Preferred Share Series 1 to be a "short term preferred share", such property shall be paid as a dividend-in-kind on the day immediately prior to conversion.

     (b) Notwithstanding anything contained herein to the contrary, the Corporation will not effect any Reclassification unless, prior to the consummation hereof, (i) the Surviving Person thereof shall assume, by written instrument mailed to each holder of Second Preferred Shares Series 1 if such shares are held by 50 or fewer holders or groups of affiliated holders or to each transfer agent for the Second Preferred Shares Series 1 if such shares are held by a greater number of holders, the obligation to deliver such holder such shares or other securities or properties or pay a dividend of such other properties with respect to or in exchange for common shares to which, in accordance with the foregoing provisions, such holder is entitled, and
          (ii) proper provision is made to ensure that the holder of Second Preferred Shares Series 1 will be entitled to receive the benefits afforded by this section 6.5. Such written instrument should provide for adjustments which shall be as nearly as equivalent as may be practicable to the adjustments provided for in this section 6.5.

               The above provisions of this section shall similarly apply to successive reclassifications and changes.

     (c) If at any time or from time to time the Corporation takes any action that would result in a Reclassification, the Corporation shall cause to be mailed to each holder of Second Preferred Shares Series 1 at his address appearing on the books of the Corporation, as promptly as possible but in any event at least 15 days prior to the applicable date hereinafter specified, a notice stating the date on which such Reclassification is expected to become effective or occur and the date as of which it is expected that holders of record of common shares shall be entitled to exchange their common shares for securities or other property deliverable upon such Reclassification. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such Reclassification. Neither the failure to give such notice nor any defect therein shall affect the legality or validity of such Reclassification.

     (d) If this section 6.5 applies to any event or occurrence, the adjustments provided for in section 6.4 shall not apply to such event or occurrence.

6.6  TRANSFER OR SIMILAR TAXES ON SHARES ISSUED

     The issue of share certificates on conversions of Second Preferred Shares Series 1 shall be made without charge to the converting holder of Second Preferred Shares Series 1 for any security transfer or similar tax in respect of the issue thereof. The Corporation shall not, however, be required to pay any such tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the holder of any Second Preferred Shares Series 1 converted, and the Corporation shall not be required to issue or deliver any such share certificate unless and until the person or persons requesting the issue thereof shall have paid to the Corporation the amount of such tax or shall have established to the satisfaction of the Corporation that such tax has been paid.

6.7  SHARES TO BE FULLY PAID

     The Corporation covenants that all common shares which may be issued upon conversion of Second Preferred Shares Series 1 will, upon issue, be fully paid and non-assessable by the Corporation and free from all transfer or similar taxes as described in section 6.6, liens and charges with respect to the issue thereof.

6.8  REPORTS AS TO ADJUSTMENTS

     Upon any adjustment of the Conversion Factor then in effect and any increase or decrease in the number of common shares issuable upon the operation of the conversion set forth in this section 6, then, and in each such case, the Corporation shall promptly deliver to the transfer agent for the Second Preferred Shares Series 1 and the transfer agent for the common shares, a certificate signed by an officer of the Corporation setting forth in reasonable detail the event requiring the adjustment and the method by which such adjustment was calculated and specifying the Conversion Factor then in effect following such adjustment and the increased or decreased number of shares issuable upon the conversion set forth in this section 6. The Corporation shall also promptly after the making of such adjustment cause its independent public accountants to give written notice to the registered holders of the Second Preferred Shares Series 1 at the address of each holder as shown on the books of the Corporation maintained by the transfer agent thereof, which notice shall state the Conversion Factor then in effect, as adjusted, and the increased or decreased number of shares issuable upon the exercise of the right of conversion granted by this section 6, and shall set forth in reasonable detail the method of calculation of each with a brief statement of the facts requiring such adjustment. Where appropriate, such notice to holders of the Second Preferred Shares Series 1 may be given in advance and included as part of the notice required under the provisions of section 6.3.

6.9  ENTITLEMENT TO DIVIDENDS

     A holder of Second Preferred Shares Series 1 on the record date for any dividend declared payable on such share will be entitled to such dividend notwithstanding that such share is converted after such record date and before the payment date of such dividend, and the registered holder of any common share resulting from any conversion shall be entitled to rank equally with the registered holders of all other common shares in respect of all dividends declared payable to holders of common shares of record on any date after the date of conversion. Subject as aforesaid, no payment or adjustment will be made on account of any dividend, accrued or otherwise, on the Second Preferred Shares Series 1 converted or the common shares resulting from any conversion.

6.10 AVOIDANCE OF FRACTIONAL SHARES

     In any case where a fraction of a common share or Convertible Preferred Share Series 1 would otherwise be issuable hereunder, whether on conversion of one or more Second Preferred Shares Series 1, as a payment of a dividend or otherwise, the Corporation shall adjust such fractional interest by rounding up or down to the nearest whole share.

6.11 POSTPONEMENT OF ISSUANCE OF SHARES UPON CONVERSION

     In any case where the application of the foregoing provisions results in an increase in the Conversion Factor taking effect immediately after the record date for a specific event, if any Second Preferred Shares Series 1 are converted after that record date and prior to completion of the event, the Corporation may postpone the issuance to the holder of the additional common shares to which he is entitled by reason of the increase in the Conversion Factor but such additional common shares shall be so issued and delivered to that holder upon completion of the event and the Corporation shall, in the interim, deliver to the holder an appropriate instrument evidencing his right to receive such additional common shares.

6.12 CERTAIN COVENANTS

     Any registered holder of Second Preferred Shares Series 1 may proceed to protect and enforce its rights and the rights of such holders by any available remedy by proceeding at law or in equity to protect and enforce any such rights, whether for the specific enforcement of any provision herein or in aid of the exercise of any power granted herein, or to enforce any other proper remedy.

7.   GENERAL

7.1  CONFLICT

     In the event of any conflict or inconsistency between any of the Second Preferred Shares Series 1 Provisions and the Second Preferred Shares Class Provisions, such conflict or inconsistency shall be resolved in favour of the Second Preferred Shares Class Provisions.

7.2  RESTRICTIONS

     Notwithstanding anything contained in these Second Preferred Shares Series 1 Provisions:

     (a) the Corporation shall not, without the consent of the holders of the Second Preferred Shares Series 1, issue any equity security, or any security which may be converted into or exchanged for an equity security of the Corporation, in either case where such equity security has liquidation, voting, dividend or redemption rights, terms or privileges which are in priority to those attaching to the Second Preferred Shares Series 1;

     (b) the Corporation shall not pay any non-cash paid-in-kind dividends to the holders of the Second Preferred Shares Series 1 to the extent that the maximum aggregate number of common shares into which all of the holders' Second Preferred Shares Series 1 from time to time outstanding are convertible (assuming the maximum conversion rate), including the Second Preferred Shares Series 1 issuable on the payment of such dividend, would exceed the Maximum Common Share Number;

     (c) the outstanding Second Preferred Shares Series 1 shall not, at any time, be converted into a number of common shares which exceeds the Maximum

          Common Share Number, and any adjustment resulting from such prohibition shall be satisfied by the Corporation declaring and paying, immediately prior to conversion, a dividend in cash, out of which adjustment applicable withholding taxes shall be withheld; and

     (d) the Corporation shall not issue common shares in a transaction requiring adjustment of the Conversion Factor as contemplated by section 6.4(b)(iv) to the extent that as a result of such adjustment the common shares into which the outstanding Second Preferred Shares Series 1 would be convertible (assuming the maximum conversion rate) would exceed the Maximum Common Share Number.

7.3  AMENDMENTS

     Sections 1 to 7, inclusive, of the Second Preferred Shares Series 1 Provisions may be repealed, altered, modified, amended or amplified only with the sanction of the holders of the Second Preferred Shares Series 1 given as hereinafter specified, in addition to any other approval required by the Canada Business Corporations Act.

7.4  SANCTION BY HOLDERS OF SECOND PREFERRED SHARES SERIES 1

     The sanction of holders of the Second Preferred Shares Series 1 as to any and all matters referred to herein or as to any change adversely affecting the rights or privileges of the Second Preferred Shares Series 1 may be given and shall be deemed to have been sufficiently given if given by the holders of the Second Preferred Shares Series 1 in the manner provided in the Second Preferred Shares Series 1 Provisions with respect to the sanction of the holders of any series of the Second Preferred Shares and the said provisions shall apply mutatis mutandis.

                  SCHEDULE "B" TO THE ARTICLES OF AMALGAMATION
                                       OF
                                COTT CORPORATION
                                CORPORATION COTT

7.   Other provisions, if any

     Without in any way limiting the powers conferred upon the Corporation and its directors by the Canada Business Corporations Act, the Board of Directors of the Corporation may from time to time on behalf of the
     Corporation:

     (a) borrow money upon the credit of the Corporation and limit or increase the amount to be borrowed;

     (b) issue, reissue, sell or pledge bonds, debentures, notes or other evidences of indebtedness, guarantees or securities of the Corporation, whether secured or unsecured;

     (c) to the extent permitted by the Canada Business Corporations Act, give guarantees on behalf of the Corporation to secure performance of any obligation of any person or give, directly or indirectly, financial assistance to any person on behalf of the Corporation by means of a loan, guarantee or otherwise;

     (d) mortgage, hypothecate, pledge or otherwise, the real or personal, movable or immovable property of the Corporation, currently owned or subsequently acquired, including book debts, rights, powers, franchises and undertakings, to secure any present or future debt obligations or any money borrowed or other debt, liability or obligation of the Corporation, including any bonds, debentures, notes, create a security interest in all or any of debenture stock, other evidences of indebtedness, guarantees or securities of the Corporation which it is by law entitled to issue; and

     (e) delegate to one or more of the directors or officers of the Corporation all or any of the powers conferred by the foregoing provisions to such extent and in such manner as the Board of Directors shall determine at the time of each such delegation.

     For the purposes of the Special Corporate Powers Act of the Province of Quebec and without in any way limiting the powers conferred upon the Corporation and its directors by Section 189 of the Canada Business Corporations Act, the Corporation, may for the purpose of securing any bonds, debentures or debenture stock which it is by law entitled to issue, hypothecate, mortgage or pledge, and cede and transfer, any property, movable or immovable, present or future, which it may own.

     The directors may appoint one or more additional directors, who shall hold office for a term expiring not later than the close of the next annual meeting of shareholders, but the total number of directors so appointed may not exceed one-third of the number of directors elected at the previous annual meeting of shareholders.